EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-45150, 33-52876, 33-55909, 33-57207, 33-58165, 33-61629, 333-01839, 333-02331, 333-12767, 333-15103, 333-29713, 333-48493, 333-57075, 333-80237, 333-79749, 333-72497, 333-31058, 333-42294 and 333-68030 on Form S-3, Registration Statement No. 333-72023 on Form S-4, and Registration Statement Nos. 33-24987, 33-25290, 33-38338, 2-75287, 33-38366, 33-38365, 33-46168, 33-51979, 33-51977, 33-52629, 33-56419, 33-56463, 333-10281, 333-10279, 333-10277, 333-13945, 333-50123, 333-84647, 333-81725, 333-74265, 333-33258, 333-69020, 333-75468, 333-90540, 333-103426, 333-103935, 333-110395, 333-110393 and 333-110392 on Form S-8 of our report on the consolidated financial statements and financial statement schedule of Automatic Data Processing, Inc., dated August 28, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” as revised, effective July 1, 2005) and our report dated August 28, 2006 relating to management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 2006.

/s/ Deloitte & Touche LLP
New York, New York
August 30, 2006